Exhibit 10.5

BACKSTOP REGISTRATION RIGHTS AGREEMENT
This BACKSTOP REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of October 27, 2014 is entered into by and among Green Brick Partners, Inc., a Delaware corporation (the “Company”), and certain holders of securities of the Company party to this Agreement (collectively, the “Investor Parties”).
WHEREAS, the Company and the Investor Parties are party to that certain Rights Offering Backstop Agreement, dated as of July 15, 2014 (the “Backstop Agreement”) pursuant to which the Company and the Investor Parties have agreed to enter into this Agreement with respect to the common stock, par value $0.01 per share, of the Company (the “Common Stock”) that the Investor Parties may receive in connection with the rights offering described therein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree, as follows:
ARTICLE I
CERTAIN DEFINED TERMS
Section 1.1                          DEFINITIONS.  For purposes of this Agreement:
(a)            “Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than fifty percent (50%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person.  As used herein, “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.
(b)             “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
(c)            “FINRA” means the Financial Industry Regulatory Authority, Inc.
(d)            “Holder” means a Person that (i) is a party to this Agreement (or a permitted transferee under Section 2.12 hereof) and (ii) owns Registrable Securities.
(e)            “Green Brick Registration Rights Agreement” means the registration rights agreement, dated as of the date hereof, by and among the Company and certain affiliates of Greenlight Capital, Inc., James R. Brickman, certain family members of James. R. Brickman and certain trusts affiliated with James R. Brickman.

(f)            “Other Registration Rights Agreements” means the Green Brick Registration Rights Agreement and any other registration rights agreement between the Company and any other party that is then in effect.
(g)            “Participating Holders” means Holders participating, or electing to participate, in an offering of Registrable Securities.
(h)            “Person” means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.
(i)            “Registrable Securities” means shares of Common Stock held by Holders; provided, however, that shares of Common Stock shall cease to be Registrable Securities (A) upon the sale thereof pursuant to an effective registration statement, (B) upon the sale thereof pursuant to Rule 144 (or successor rule under the Securities Act), (C) when such securities cease to be outstanding or (D) when all such securities become eligible for immediate sale under Rule 144 (or successor rule under the Securities Act), without any time or volume limitations under such Rule.
(j)            “Registration Expenses” mean all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange, FINRA and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or “comfort letters” required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether any Registration Statement filed in connection with such registration is declared effective. “Registration Expenses” shall also include fees, charges and disbursements of one (1) firm of counsel to all of the Participating Holders (including any participating holders of Registrable Securities pursuant to an Other Registration Rights Agreement) participating in any underwritten public offering pursuant to Article II hereof (which shall be selected by the Participating Holders (including any participating holders of Registrable Securities pursuant to an Other Registration Rights Agreement) holding a majority of the Registrable Securities to be sold in such offering).

(k)            “Registration Statement” means any Registration Statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.
(l)            “SEC” means the United States Securities and Exchange Commission.
(m)            “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
(n)            “Selling Expenses” means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders.
(o)            “Shelf Registration Statement” means a Registration Statement on Form S-3 in accordance with Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.
ARTICLE II
REGISTRATION RIGHTS
Section 2.1                          RESERVED.
Section 2.2                          PIGGYBACK REGISTRATIONS.
(a)            Right to Include Registrable Securities.  Each time that the Company proposes for any reason to register any of its equity interests under the Securities Act, either for its own account or otherwise, other than a rights offering or pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall give written notice of such Proposed Registration to all of the Holders as promptly as practicable (which notice shall be given not less than fifteen (15) days prior to the expected filing date of the Company’s Registration Statement) and shall offer such Holders the right to request inclusion of any of such Holder’s Registrable Securities in the Proposed Registration.  The rights to piggyback registration may be exercised on an unlimited number of occasions.
(b)            Piggyback Procedure.  Each Holder shall have ten (10) days from the date of receipt of the Company’s notice referred to in Section 2.2(a) above to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder’s intended method of disposition.  Any Holder shall have the right to withdraw such Holder’s request for inclusion of such Holder’s Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within twenty-four (24) hours of the time the Registration Statement is to become effective.

Subject to Section 2.5(b) below, the Company shall use its commercially reasonable efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other Registrable Securities originally proposed to be registered (including if holders who have requested such Proposed Registration cancel such Proposed Registration pursuant to  an Other Registration Rights Agreement).
(c)            Underwritten Offering.  In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 2.2 shall specify that the Holders’ Registrable Securities be included in the underwriting on the same terms and conditions as the securities, if any, otherwise being sold through underwriters under such registration. If a sale of Registrable Securities on a Shelf Registration Statement involves an underwritten offering and the applicable securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, then, within three (3) business days of the Company’s receipt of a notice (in accordance with the terms of an Other Registration Rights Agreement) to sell Registrable Securities pursuant to a prospectus supplement, the Company shall give written notice to each Holder who has elected to be included in the Shelf Registration Statement informing such Holder of the Company’s intent to file a prospectus supplement and of such Holder’s right to request the addition of such Holder’s Registrable Securities to such prospectus supplement.  The Company shall, subject to the provisions of Section 2.5(b) and this Section 2.2(c), include in such prospectus supplement all Registrable Securities of each such Holder with respect to which the Company receives a written request for inclusion therein within three (3) business days after the notice contemplated by the immediately preceding sentence is given to the Holders.
Section 2.3                          RESERVED.
Section 2.4                          SELECTION OF UNDERWRITERS.  With respect to any Proposed Registration that involves an underwritten public offering, the managing underwriter will either be selected by the Company or certain holders of Company securities, as determined pursuant to the terms of the Green Brick Registration Rights Agreement.
Section 2.5                          PRIORITY FOR REGISTRATION.
(a)            General. Notwithstanding any other provision of this Agreement and subject to Section 2.5(b) and Section 2.5(c) below, if the managing underwriter of an underwritten public offering determines in good faith and advises the Participating Holders and the Company in writing that the inclusion of all Registrable Securities proposed to be included by the Company and any other Holders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Registrable Securities requested to be included therein at the desired offering price, then the Company will be obligated to include in such Registration Statement, as to each Holder, only a portion of the Registrable Securities such Holder has requested be registered equal to the ratio which such Holder’s requested Registrable Securities bears to the total number of Registrable

Securities requested to be included in such Registration Statement by all Holders who have requested that their Registrable Securities be included in such Registration Statement.
(b)            Piggyback.  It is acknowledged by the parties hereto that pursuant to Section 2.5(a) above, the securities to be included in a registration initiated by the Company, including with respect to a Shelf Takedown Prospectus Supplement, shall be allocated: (i) first, to the Company; (ii) second, pro rata to the Holders hereunder and the holders under the Green Brick Registration Rights Agreement; and (iii) third, to any others requesting registration of securities of the Company.
(c)            Other registrations.  It is acknowledged by the parties hereto that pursuant to Section 2.5(a) above, the securities to be included in a registration initiated by holders of equity securities other than the Company or the Holders shall be allocated: (i) first, to such initiating holders; (ii) second, pro rata to the Holders hereunder and the holders under the Green Brick Registration Rights Agreement; and (iii) third, to the Company.
Section 2.6                          LOCK-UP AGREEMENTS.  If any registration of Registrable Securities shall be effected in connection with an underwritten public offering, no Holder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any shares of Common Stock or other security of the Company (except as part of such underwritten public offering) during the period beginning fourteen (14) days prior to the effective date of the applicable Registration Statement until the earlier of: (i) such time as the Company and the managing underwriter shall agree and (ii) ninety (90) days (or such longer period of time as reasonably requested by the managing underwriter, not to exceed one hundred and eighty (180) days), provided, that the directors and officers of the Company and any holders under the Green Brick Registration Rights Agreement participating in such registration each are subject to such sale and distribution restrictions on terms no more favorable to such Persons than those provided for in this Section 2.6.
Section 2.7                          REGISTRATION PROCEDURES.
(a)            Obligations of the Company.  Whenever registration of Registrable Securities is required pursuant to this Agreement, subject to the provisions of Section 2.7(a)(i) below the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:
(i)            Preparation of Registration Statement; Effectiveness.  Prepare and file with the SEC a Registration Statement on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective for a period of not less than one hundred and eighty (180) days (or such shorter period in which all Registrable Securities have been sold in accordance with the methods of distribution set forth in the

Registration Statement). Notwithstanding the foregoing, the Company may (A) terminate a Proposed Registration and discontinue its efforts to cause a Registration Statement to become effective as to any and all Registrable Securities that would have otherwise been eligible for inclusion therein, (B) defer the filing of a Registration Statement, or (C) suspend the use of a prospectus under a Registration Statement on Form S-3 for a period not to exceed 60 days in succession or 120 days in the aggregate in any twelve-month period, in the case of clause (C) if the Board of Directors of the Company determines in good faith that because of bona fide business reasons (not including the avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend the use of such prospectus, and prior to suspending such use, the Company provides the Participating Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such delay or suspension;
(ii)            Participation in Preparation.  Provide any Participating Holder, any underwriter participating in any disposition pursuant to a Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an “Inspector” and, collectively, the “Inspectors”), the opportunity to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;
(iii)            Due Diligence.  For a reasonable period prior to the filing of any Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with such Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in Section 2.7(a)(ii), to conduct a reasonable investigation within the meaning of the Securities Act;
(iv)            General Notifications.  Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when such Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement, (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to such Registration Statement or the prospectus or for additional information;
(v)            10b-5 Notification.  Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to any Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in such Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten (10) days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;
(vi)            Notification of Stop Orders; Suspensions of Qualifications and Exemptions.  Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Company agrees to use its reasonable best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;
(vii)            Amendments and Supplements; Acceleration.  Prepare and file with the SEC such amendments, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, file any Registration Statements pursuant to Rule 462(b) under the Securities Act; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such prospectus as so supplemented.  If a majority in interest of the Participating Holders so request, request acceleration of effectiveness of the Registration Statement from the SEC and any post-effective amendments thereto, if any are filed; provided that at the time of such request, the Company does not in good faith believe that it is necessary to amend further the Registration Statement in order to comply with the provisions of this subparagraph.  If the Company wishes to further amend the Registration Statement prior to requesting acceleration, it shall have five (5) days to so amend prior to requesting acceleration;
(viii)            Copies.  Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing a Registration Statement or any supplement or amendment thereto, copies of such Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;
(ix)            Blue Sky.  Use its reasonable best efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities;
(x)            Other Approvals.  Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;
(xi)            Agreements.  Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;
(xii)            “Cold Comfort” Letter.  Obtain a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the Participating Holders;
(xiii)            Legal Opinion.  Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the Participating Holders;
(xiv)            SEC Compliance; Earnings Statement.  Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than fifteen (15) months after the effective date of any Registration Statement, an earnings statement covering a period of twelve (12) months beginning after the effective date of such Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(xv)            Certificates; Closing.  Provide officers’ certificates and other customary closing documents;
(xvi)            FINRA.  Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters’ counsel in connection with any filings required to be made with FINRA;
(xvii)            Reserved.
(xviii)            Listing.  Use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASDAQ automated quotation system;
(xix)            Transfer Agent, Registrar and CUSIP.  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;
(xx)            Private Sales.  Use its reasonable best efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers’ certificates and other customary closing documents reasonably requested by a Holder; and

(xxi)            Reasonable Best Efforts.  Use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.
(b)            Seller Information.  The Company may require each Participating Holder as to which any registration of such Holder’s Registrable Securities is being effected to furnish to the Company such information regarding such Holder and such Holder’s method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.  If a Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Holder’s Registrable Securities from the Registration Statement if the Company provides such Participating Holder with an opinion of counsel to the effect that such information must be included in the Registration Statement and such Participating Holder continues thereafter to withhold such information.  The exclusion of a Participating Holder’s Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.
(c)            Notice to Discontinue.  Each Participating Holder whose Registrable Securities are covered by a Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 2.7(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.7(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 2.7(a)(v), such Participating Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Participating Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.  If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement is to be maintained effective by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.7(a)(v) to and including the date when the Participating Holder shall have received the copies of the supplemented or amended prospectus contemplated by, and meeting the requirements of, Section 2.7(a)(v).
Section 2.8                          REGISTRATION EXPENSES.  Except as otherwise provided herein, all Registration Expenses shall be borne by the Company.  All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities so registered.
Section 2.9                          INDEMNIFICATION.
(a)            Indemnification by the Company.  The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law, each Holder, each of their directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any underwriter (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel, any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed and any costs incurred in enforcing the Company’s indemnification obligations hereunder) or other liabilities (collectively, “Losses”) to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal expenses and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a “Claim”).  Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.
(b)            Indemnification by Holders.  In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holder Indemnified Parties as set forth in Section 2.9(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that the liability of any Holder under this Section 2.9(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.  Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

(c)            Conduct of Indemnification Proceedings.  Any Person entitled to indemnification hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure.  If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party.  The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action (including, but not limited to, any impleaded parties) reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct.  In the case of clauses (ii) and (iii) above, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party.  No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.  The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.
(d)            Contribution.  If the indemnification provided for in this Section 2.9 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations.  The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 2.9(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability.  The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in clauses (a), (b) and (c) of this Section 2.9, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.9(d).
Section 2.10                          RULE 144; OTHER EXEMPTIONS.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company covenants that it shall (i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including, but not limited to, providing any information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act), at all times from and after the date hereof, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 (if available with respect to resales of the Registrable Securities) under the Securities Act, as such rule may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC.  Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.
Section 2.11                          CERTAIN LIMITATIONS ON REGISTRATION RIGHTS.  No Holder may participate in any Registration Statement hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements, and agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements; provided, however, that no such Holder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Holder’s ownership of its Registrable Securities to be sold or transferred, (ii) such Holder’s power and authority to effect such transfer and (iii) such matters pertaining to compliance with applicable securities laws as may be reasonably requested.  Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders.

Section 2.12                          TRANSFER OF REGISTRATION RIGHTS.  The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any Affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, limited partner, shareholder or member of a Holder, (iii) any family member or trust for the benefit of any Holder or (iv) any transferee who, after such transfer, holds at least one thousand (1,000) Registrable Securities (as adjusted for any stock dividends, stock splits, combinations and reorganizations and similar events).  Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.
ARTICLE III
GENERAL PROVISIONS
Section 3.1                          ENTIRE AGREEMENT.  This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
Section 3.2                          ASSIGNMENT; BINDING EFFECT.  Except as otherwise provided in Section 2.12, no party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.
Section 3.3                          NOTICES.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the address listed for each party in the Transaction Agreement or the Commitment Agreement, as applicable (or to such other address as any party may give in a notice given in accordance with the provisions hereof).  All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m.  (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.
Section 3.4                          SPECIFIC PERFORMANCE; REMEDIES.  Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court sitting in New York City, New York having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.
Section 3.5                          SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a)            Submission to Jurisdiction.  Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall only be brought in any state or federal court sitting in New York City, New York, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, service of process on such party as provided in Section 3.5 shall be deemed effective service of process on such party.
(b)            Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.  THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS  CONSIDERED THE IMPLICATIONS OF THIS

WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 3.5(b).
Section 3.6                          GOVERNING LAW.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.
Section 3.7                          HEADINGS.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
Section 3.8                          AMENDMENTS.  This Agreement may not be amended or modified without the written consent of the Company and the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding; provided, however, that any amendment or modification that adversely affects the rights of one or more Holders of Registrable Securities under this Agreement, in their capacity as such, in a manner that is materially different from the manner in which such amendment or modification affects the rights of other Holders of Registrable Securities under this Agreement, in their capacity as such, shall require the consent of each such adversely affected Holder.
Section 3.9                          EXTENSIONS; WAIVERS.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
Section 3.10                          SEVERABILITY.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
Section 3.11                          COUNTERPARTS; EFFECTIVENESS.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.  For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.
Section 3.12                          CONSTRUCTION.  This Agreement has been freely and fairly negotiated among the parties.  If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.  Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise.  The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The parties intend that each representation, warranty, and covenant contained herein will have independent significance.  If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.  Time is of the essence in the performance of this Agreement.
Section 3.13                          ATTORNEYS’ FEES.  If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 3.13) incurred in connection therewith, including court costs, from the non-prevailing party.
Section 3.14                          ADJUSTMENTS FOR STOCK SPLITS, ETC..  Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THIRD POINT PARTNERS L.P.
By: Third Point LLC, the investment manager

By:	/s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel

THIRD POINT PARTNERS QUALIFIED L.P.
By: Third Point LLC, the investment manager

By:	/s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel

THIRD POINT OFFSHORE MASTER FUND L.P.
By: Third Point LLC, the investment manager

By:	/s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel

Signature Page to Registration Rights Agreement

THIRD POINT ULTRA MASTER FUND L.P.
By: Third Point LLC, the investment manager

By:	/s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel
THIRD POINT REINSURANCE COMPANY LTD.
By: Third Point LLC, the investment manager

By:	/s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel

Signature Page to Registration Rights Agreement

GREEN BRICK PARTNERS, INC.

By:	/s/ James R. Brickman
Name: James R. Brickman
Title: Authorized Signatory

Signature Page to Registration Rights Agreement